UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 5, 2016 (the “Effective Date”) Ubiquity, Inc. (the “Company”) entered into a Non-Exclusive License Agreement (the “License Agreement”) with Dash Radio, Inc. (“Dash Radio”), a Delaware corporation. Pursuant to the terms of the License Agreement, the Company agreed to grant to Dash Radio worldwide non-exclusive license to use its patents and trademarks of the Sprocket technology. As consideration for the granting the non-exclusive license, Dash Radio shall pay royalties to the Company equal to (1) 5% of the gross sales of the Dash Radio App, (2) an entry fee equal to one hundred thousand dollars ($100,000). In addition, Dash Radio shall maintain a minimum sales volume of the licensed goods as described below. If Dash Radio fails to reach the minimum sales volume at any time, then a royalty on the difference between the minimum sales and the actual sales shall be due and payable 10 days after the close of the calendar year in which the sales took place.

Time Period		Amount US~
May 5, 2016	— December 31, 2016	$250,000
January 1, 2017	— December 31, 2017	$500,000
January 1, 2018	— December 31, 2018	$750,000
January 1, 2019	— December 31, 2019	$1,000,000
January 1, 2020	— December 31, 2020	$1,250,000

The term of the License Agreement is from the Effective Date until December 31, 2021.

The foregoing summary of the License Agreement does not purport to be complete, and is qualified in its entirety by reference to the Non-Exclusive License Agreement, which is filed herewith as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Non-Exclusive License Agreement, by and between the Company and Dash Radio, Inc., dated May 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2016

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer